UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – January 7, 2014 (January 1, 2014)

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 7, 2014, Cooper-Standard Holdings Inc. (the “Company”) announced that Thomas W. Sidlik has been appointed a member of the Company’s Board of Directors, effective January 1, 2014. Mr. Sidlik will be compensated in accordance with the arrangements currently in effect as described under the heading “Summary of Director Compensation” in the Company’s proxy statement delivered in connection with its 2013 Annual Meeting of Shareholders (the “Annual Meeting”), as filed with the Securities and Exchange Commission on April 10, 2013. There are no arrangements or understanding between Thomas W. Sidlik and the Company or its officers or directors pursuant to which he was selected as a director and he is not expected to serve immediately on any committees of the board of directors of the Company. There are no transactions or relationships between the Company and Mr. Sidlik and therefore nothing that is required to be disclosed pursuant to Item 404 of Regulation S-K.

A copy of the Company’s press release relating to Mr. Sidlik’s appointment as director is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:

99.1	Press Release dated January 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cooper-Standard Holdings Inc.

/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Vice President, General Counsel and Secretary

Date: January 7, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated January 7, 2014